CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-286281) and Form S-8 (Nos. 333-279714 and 333-288453) of Dentsply Sirona Inc. of our report dated February 29, 2024, except for the change in the manner in which the Company accounts for segments discussed in Note 1 to the consolidated financial statements, as to which the date is February 27, 2025, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 26, 2026